Exhibit 99.1 PRESS RELEASE, DATED AUGUST 6, 2025, OF ENERSYS REGARDING FINANCIAL
RESULTS FOR THE FIRST QUARTER FISCAL 2026

EnerSys Reports First Quarter Fiscal 2026 Results
Delivers Net Sales of $893M, up 5% from Prior Year

First Quarter Fiscal 2026 Highlights
(All comparisons against the first quarter of fiscal year 2025 unless otherwise noted)
•Delivered net sales of $893M, up +5%, driven by the Bren-Tronics acquisition, ongoing Communications recovery, and robust Data Center market
•Achieved GM of 28.4%, +40 bps and GM ex 45X(1) of 24.1% in line with prior year
•Realized diluted EPS of $1.46, down (15%), adjusted diluted EPS ex IRC 45X(1) of $1.11 down (6%), and adjusted diluted EPS(1) of $2.08, up +5%
•Returned $159M to shareholders, including repurchase of 1.7M shares for $150M
•Maintained net leverage ratio(a) below low end of target range at 1.6 X EBITDA
•In July, announced $80M annual cost saving initiative through a workforce reduction and strategic organizational realignment
•In August, the Board approved a $1B increase to the Company’s share repurchase authorization, to be executed over the next five years
•In August, the Board declared a 9% increase in the Company's quarterly dividend to $0.2625 per share for the second quarter of 2025

READING, Pa., August 6, 2025 (BUSINESS WIRE) -- EnerSys (NYSE: ENS), the global leader in stored energy solutions for industrial applications, announced today results for its first quarter fiscal 2026, which ended on June 29, 2025.
"We delivered revenue of $893 million in the first quarter, up 5% year-over-year with adjusted diluted EPS of $2.08,” said Shawn O’Connell, President and Chief Executive Officer of EnerSys. “Revenue growth was driven by the benefit of our Bren-Tronics acquisition, continued recovery in the U.S. Communications market, and robust Data Center deployments.

“Base business adjusted diluted EPS, excluding IRC 45X benefits, was $1.11, down 6% year-over-year, reflecting FX headwinds. Tariff uncertainty disrupted forklift customer’s buying behavior and put additional pressure on the already soft transportation market. We view this variability as near-term and expect greater public policy clarity to support more stable market dynamics as the fiscal year progresses. Our team continues to proactively manage the impacts of evolving public policy, including tariffs and tax incentives. Our IRC 45X tax credit benefits will remain largely intact following the recent passage of the One Big Beautiful Bill Act,” O’Connell added.

“Looking ahead, we're focused on long-term value creation. We have launched EnerGize, our strategic framework to shape the next era of growth for EnerSys. We began executing the first phase of this transformation in July with a workforce reduction and strategic organizational realignment expected to deliver approximately $80 million in annualized cost savings. This action is more than a cost reduction, this reduces layers of management, enabling us to be much more agile and focused. EnerGize is about unlocking value: for our customers, for our shareholders, and for our teams. We’re confident in our strategy, and even more confident in the people executing it. We’ll discuss the key pillars of EnerGize in tomorrow's earnings call and share more on our progress in the quarters ahead,” concluded O'Connell.

Key Financial Results and Metrics	First quarter ended
In millions, except per share amounts	June 29, 2025	June 30, 2024	Change
Net Sales	$893.0	$852.9	4.7%
Diluted EPS (GAAP)	$1.46	$1.71	$(0.25)
Adjusted Diluted EPS (Non-GAAP)(1)	$2.08	$1.98	$0.10
Gross Profit (GAAP)	$253.2	$238.4	$14.8
Operating Earnings (GAAP)	$86.5	$91.3	$(4.8)
Adjusted Operating Earnings (Non-GAAP)(2)	$114.3	$105.7	$8.6
Net Earnings (GAAP)	$57.5	$70.1	$(12.6)
EBITDA (Non-GAAP)(3)	$103.9	$113.9	$(10.0)
Adjusted EBITDA (Non-GAAP)(3)	$123.3	$121.4	$1.9
Share Repurchases	$150.0	$11.6	$138.4
Dividend per share	$0.240	$0.225	$0.015
Total Capital Returned to Stockholders	$159.1	$20.7	$138.4
(a) Net leverage ratio is a non-GAAP financial measure as defined pursuant to our credit agreement and discussed under Reconciliations of GAAP to Non-GAAP Financial Measures.

(1) GM (Gross Margin) excluding 45X , adjusted diluted EPS and adjusted diluted EPS excluding IRC 45X benefit are non-GAAP financial measures and discussed under Reconciliations of GAAP to Non-GAAP Financial Measures.
(2) Operating Earnings are adjusted for charges that the Company incurs as a result of restructuring and exit activities, impairment of goodwill and indefinite-lived intangibles and other assets, acquisition activities and those charges and credits that are not directly related to operating unit performance. A reconciliation of operating earnings to Non-GAAP Operating Adjusted Earnings are provided in tables under the section titled Business Segment Operating Results.
(3) Non-GAAP EBITDA is calculated as net earnings adjusted for depreciation, amortization, interest and income taxes. Non-GAAP Adjusted EBITDA is further adjusted for certain charges such as restructuring and exit activities, impairment of goodwill and indefinite-lived intangibles and other assets, acquisition activities and other charges and credits as discussed under Reconciliations of GAAP to Non-GAAP Financial Measures.

Summary of Results

First Quarter Fiscal 2026

Net sales for the first quarter of fiscal 2026 were $893.0 million, an increase of 4.7% from the prior year first quarter net sales of $852.9 million, and above the first quarter of fiscal 2026 guidance range of $830 million to $870 million given by the Company on May 21, 2025. The increase compared to prior year's quarter was the result of a 4% increase from acquisitions, a 1% increase in pricing, and a 1% increase in foreign currency translation, partially offset by a 1% decrease in organic volume.

Net earnings attributable to EnerSys stockholders (“Net earnings”) for the first quarter of fiscal 2026 was $57.5 million, or $1.46 per diluted share, which included an unfavorable highlighted net of tax impact of $24.1 million, or $0.61 per diluted share, from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.

Net earnings for the first quarter of fiscal 2025 were $70.1 million, or $1.71 per diluted share, which included an unfavorable highlighted net of tax impact of $10.9 million, or $0.27 per diluted share, from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.

Excluding these highlighted items, adjusted diluted EPS for the first quarter of fiscal 2026, on a non-GAAP basis, were $2.08, an increase of 5% from the prior year first quarter adjusted diluted EPS of $1.98 , and in line with the first quarter of fiscal 2026 guidance range of $2.03 to $2.13 per diluted share given by the Company on May 21, 2025. Please refer to the section included herein under the heading “Reconciliations of GAAP to Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information, which includes tables reconciling GAAP and non-GAAP adjusted financial measures for the quarters ended June 29, 2025 and June 30, 2024.

Quarterly Dividend and Share Repurchase Authorization

The Company announced today that its Board of Directors has approved a $1 billion increase to its stock repurchase authorization, to be executed over the next five years. This authorization brings the Company’s total outstanding repurchase authorization to an aggregate of $1.06 billion, including $58 million available under the Board’s previous repurchase authorizations. Additionally, the Company announced that its Board of Directors has raised its quarterly cash dividend for the third consecutive year, with an increase of 9% to $0.2625 per share of common stock. The dividend is payable on September 26, 2025, to holders of record as of September 12, 2025.

Balance Sheet and Cash Flow

As of June 29, 2025, cash and cash equivalents were $346.7 million and net debt as defined by our credit facility was $963.7 million. The net leverage ratio at the end of the first quarter was 1.6 X, up from 1.1 X in the prior year period due to the impact of the Bren-Tronics acquisition and stock buybacks. Capital expenditures during the first quarter were $33.0 million, down from $36.1 million in the prior year period. During the first quarter, our seasonally lowest cash flow quarter, cash from operating activities was $1.0 million, down from $10.4 million in the prior year period. Free cash flow, a non-GAAP financial measure, was $(32.1) million, as compared to $(25.7) million in the prior year period, due to higher primary operating capital in the current quarter. Please refer to the section included herein under the heading “Reconciliations of GAAP to Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information, which includes tables reconciling GAAP and non-GAAP adjusted financial measures for the quarters ended June 29, 2025 and June 30, 2024.

The Company also returned approximately $159.1 million to shareholders through $150.0 million in share repurchases and $9.1 million through its quarterly dividend payment in the first quarter.

Second Quarter 2026 Outlook

In the second quarter of fiscal 2026, EnerSys expects:
•Net sales in the range of $870M to $910M
•IRC 45X benefits to cost of sales of $35M to $40M
•Adjusted diluted EPS in the range of $2.33 to $2.43*
•Adjusted diluted EPS, ex 45X benefits, in the range of $1.34 to $1.44

“We remain confident in the earnings power of our business and our ability to navigate through evolving policy and macroeconomic conditions,” said Andrea Funk, EnerSys Chief Financial Officer. “As anticipated, our first quarter was seasonally lower and further burdened by tariff-related delays in customer purchasing. We continue to expect Q1 will mark the low point of earnings for the fiscal year, with ongoing clarity to dissipate these pressures over the course of the fiscal year.”

“Our diversified business model is a strength, helping offset the near-term pressure in tariff-sensitive markets like forklift trucks and Class 8 Transportation. We are encouraged by sustained strength in Data Centers, a recovery underway in Communications, and long-term demand in Defense across both our organic and acquired technologies,” added Funk.

“While we are seeing positive momentum in these key growth areas, we believe it is prudent to keep full-year quantitative guidance paused until we have greater clarity around public policy, macro trends, and more importantly, the downstream effects on customer behavior. That said, we continue to expect full-year adjusted operating earnings growth, excluding 45X benefits, to outpace revenue growth. The operational efficiencies from EnerGize are already underway, and we’re confident in their impact on long-term top-line growth and margin expansion,” concluded Funk.

*Inclusive of IRC 45X Advanced Manufacturing Production Credits.

Please refer to the section included herein under the heading “Reconciliations of GAAP to Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information.

Conference Call and Webcast Details

The Company will host a conference call to discuss its first quarter results at 9:00 AM (ET) Thursday, August 7, 2025. A live broadcast as well as a replay of the call can be accessed via this webcast registration link or the Investor Relations section of the company’s website at https://investor.enersys.com.

If you cannot join via webcast, please reach out to investorrelations@enersys.com for dial-in details.

About EnerSys

EnerSys is a global leader in stored energy solutions for industrial applications and designs, manufactures and distributes energy systems solutions and motive power batteries, specialty batteries, battery chargers, power equipment, battery accessories and outdoor equipment enclosure solutions to customers worldwide. The company goes to market through four lines of business: Energy Systems, Motive Power, Specialty and New Ventures. Energy Systems, which combine power conversion, power distribution, energy storage, and enclosures, are used in the telecommunication, broadband, and utility industries, uninterruptible power supplies, and numerous applications requiring stored energy solutions. Motive power batteries and chargers are utilized in electric forklift trucks and other industrial electric powered vehicles. Specialty batteries are used in aerospace and defense applications, portable power solutions for soldiers in the field, large over-the-road trucks, premium automotive, medical and security systems applications. New Ventures provides energy storage and management systems for various applications including demand charge reduction, utility back-up power, and dynamic fast charging for electric vehicles. EnerSys also provides aftermarket and customer support services to its customers in over 100 countries through its sales and manufacturing locations around the world. To learn more about EnerSys please visit https://www.enersys.com/en/.

Caution Concerning Forward-Looking Statements

This press release, and oral statements made regarding the subjects of this release, contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding EnerSys’ earnings estimates, intention to pay quarterly cash dividends, return capital to stockholders, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing operating performance, events, or developments that EnerSys expects or anticipates will occur in the future, including statements relating to sales growth, earnings or earnings per share growth, order intake, backlog, payment of future cash dividends, commodity prices, execution of its stock buyback program, judicial or regulatory proceedings, ability to identify and realize benefits in connection with acquisition and disposition opportunities, and market share, as well as statements expressing optimism or pessimism about future operating results or benefits from its cash dividend, its stock buyback programs, application of Section 45X of the Internal Revenue Code, funding, development and construction of the Company's gigafactory in Greenville, South Carolina, adverse developments with respect to the economic conditions in the U.S. in the markets in which we operate and other uncertainties, including the impact of supply chain disruptions, interest rate changes, inflationary pressures, geopolitical and other developments and labor shortages on the economic recovery and our business and changes in law, regulation or policy that may affect our business, including trade policy and tariffs, and other government priorities or budgets are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management's current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by EnerSys on its website or otherwise. EnerSys does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although EnerSys does not make forward-looking statements unless it believes it has a reasonable basis for doing so, EnerSys cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect EnerSys’ results, including earnings estimates, see EnerSys’ filings with the Securities and Exchange Commission, including “Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations,” and “Forward-Looking Statements,” set forth in EnerSys’ Annual Report on Form 10-K for the fiscal year ended March 31, 2025. No undue reliance should be placed on any forward-looking statements.

CONTACT

Lisa Hartman
Vice President, Investor Relations and Corporate Communications
EnerSys
610-236-4040
E-mail: investorrelations@enersys.com

EnerSys
Consolidated Condensed Statements of Income (Unaudited)
(In millions, except share and per share data)

	Quarter ended
	June 29, 2025	June 30, 2024
Net sales	$893.0	$852.9
Gross profit	253.2	$238.4
Operating expenses	160.8	$141.2
Restructuring and other exit charges	5.9	$5.9
Operating earnings	86.5	$91.3
Earnings before income taxes	65.7	$79.3
Income tax expense	8.2	$9.2
Net earnings attributable to EnerSys stockholders	$57.5	$70.1

Net reported earnings per common share attributable to EnerSys stockholders:
Basic	$1.48	$1.74
Diluted	$1.46	$1.71
Dividends per common share	$0.24	$0.225
Weighted-average number of common shares used in reported earnings per share calculations:
Basic	38,798,263	40,204,013
Diluted	39,295,773	40,986,116

EnerSys
Consolidated Condensed Balance Sheets (Unaudited)
(In Thousands, Except Share and Per Share Data)

	June 29, 2025	March 31, 2025
Assets
Current assets:
Cash and cash equivalents	$346,662	$343,131
Accounts receivable, net of allowance for doubtful accounts: June 29, 2025 - $8,526; March 31, 2025 - $8,675	566,766	597,942
Inventories, net	789,340	739,994
Prepaid and other current assets	463,731	408,747
Total current assets	2,166,499	2,089,814
Property, plant, and equipment, net	607,129	592,433
Goodwill	758,184	721,073
Other intangible assets, net	368,651	375,430
Deferred taxes	89,934	74,793
Other assets	120,590	117,705
Total assets	$4,110,987	$3,971,248
Liabilities and Equity
Current liabilities:
Short-term debt	$29,623	$28,502
Accounts payable	363,097	405,694
Accrued expenses	328,759	340,872
Total current liabilities	721,479	775,068
Long-term debt, net of unamortized debt issuance costs	1,269,020	1,083,541
Deferred taxes	16,543	17,641
Other liabilities	237,796	175,510
Total liabilities	2,244,838	2,051,760
Commitments and contingencies
Equity:
Preferred Stock, $0.01 par value, 1,000,000 shares authorized, no shares issued or outstanding at June 29, 2025 and at March 31, 2025	—	—
Common Stock, $0.01 par value per share, 135,000,000 shares authorized, 56,840,144 shares issued and 37,456,608 shares outstanding at June 29, 2025; 56,839,590 shares issued and 39,192,061 shares outstanding at March 31, 2025	568	568
Additional paid-in capital	680,610	662,725
Treasury stock at cost, 19,383,536 shares held as of June 29, 2025 and 17,647,529 shares held as of March 31, 2025	(1,138,704)	(988,936)
Retained earnings	2,537,330	2,489,200
Contra equity - indemnification receivable	—	—
Accumulated other comprehensive loss	(217,105)	(247,479)
Total EnerSys stockholders’ equity	1,862,699	1,916,078
Nonredeemable noncontrolling interests	3,450	3,410
Total equity	1,866,149	1,919,488
Total liabilities and equity	$4,110,987	$3,971,248

EnerSys
Consolidated Condensed Statements of Cash Flows (Unaudited)
(In Thousands)

	Quarter ended
	June 29, 2025	June 30, 2024
Cash flows from operating activities
Net earnings	$57,458	$70,111
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	26,894	23,550
Write-off of assets relating to exit activities	(626)	118
Derivatives not designated in hedging relationships:
Net losses (gains)	(354)	(354)
Cash (settlements) proceeds	2,536	(190)
Provision for doubtful accounts	(203)	628
Deferred income taxes	(42)	31
Non-cash interest expense	479	490
Stock-based compensation	17,601	7,062
(Gain) loss on disposal of property, plant, and equipment	34	(10)
Changes in assets and liabilities:
Accounts receivable	50,218	12,183
Inventories	(33,490)	(16,484)
Prepaid and other current assets	(38,867)	(9,889)
Other assets	179	(2,437)
Accounts payable	(43,049)	(10,349)
Accrued expenses	(38,448)	(64,251)
Other liabilities	648	189
Net cash provided by (used in) operating activities	968	10,398

Cash flows from investing activities
Capital expenditures	(33,019)	(36,137)
Purchase of business	(12,558)	—
Proceeds from disposal of property, plant, and equipment	4,163	5
Investment in Equity Securities	—	(10,852)
Net cash (used in) provided by investing activities	(41,414)	(46,984)

Cash flows from financing activities
Net (repayments) borrowings on short-term debt	(209)	(195)
Proceeds from Second Amended Revolver borrowings	231,700	65,000
Repayments of Second Amended Revolver borrowings	(46,700)	—
Option proceeds, net	—	6,958
Purchase of treasury stock	(150,034)	(11,641)
Dividends paid to stockholders	(9,107)	(9,043)
Other	314	(133)
Net cash provided by (used in) financing activities	25,964	50,946
Effect of exchange rate changes on cash and cash equivalents	18,013	(3,615)
Net increase (decrease) in cash and cash equivalents	(16,259)	10,745
Cash and cash equivalents at beginning of period	343,131	333,324
Cash and cash equivalents at end of period	$346,662	$344,069

Reconciliations of GAAP to Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles, ("GAAP"). EnerSys' management uses the non-GAAP measures “adjusted Net earnings”, “adjusted diluted EPS”, "reported Net earnings excluding (ex) IRC 45X benefit", "adjusted Net earnings excluding (ex) IRC 45X benefit", "reported Net earnings (loss) per share excluding (ex) IRC 45X benefit", " adjusted diluted EPS excluding (ex) IRC 45X benefit", "GM excluding (ex) 45X", "adjusted operating earnings", "adjusted gross profit", "adjusted gross margin", "EBITDA", “adjusted EBITDA”, "adjusted EBITDA per credit agreement", "net debt", "net leverage ratio", "free cash flow", and "adjusted free cash flow conversion" as applicable, in their analysis of the Company's performance. Adjusted Net earnings, adjusted gross profit, adjusted gross margin, and adjusted operating earnings measures, as used by EnerSys in past quarters and years, adjusts Net earnings, gross profit, gross margin, and operating earnings determined in accordance with GAAP to reflect changes in financial results associated with the Company's restructuring initiatives and other highlighted charges and income items. Reported Net earnings excluding (ex) IRC 45X benefit, adjusted Net earnings excluding (ex) IRC 45X benefit, reported Net earnings (loss) per share excluding (ex) IRC 45X benefit, adjusted diluted EPS excluding (ex) IRC 45X benefit, and GM excluding (ex) IRC 45X benefit as used by EnerSys in past quarters and years, adjusted Net earnings, adjusted Net earnings, Net earnings (loss) per share, adjusted diluted EPS, and gross margin to reflect the financial impact of IRC 45X. Adjusted EBITDA is a key performance measure that our management uses to assess our operating performance. Because adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure as an overall assessment of our performance, to evaluate the effectiveness of our business strategies and for business planning purposes. We calculate adjusted EBITDA as net income before interest income, interest expense, other (income) expense net, provision (benefit) for income taxes, depreciation and amortization, further adjusted to exclude restructuring and exit activities, impairment of goodwill, indefinite-lived intangibles and other assets, acquisition activities and those charges and credits that are not directly related to operating unit performance. EBITDA is calculated as net income before interest income, interest expense, other (income) expense net, provision (benefit) for income taxes, depreciation and amortization. We define adjusted EBITDA per credit agreement as net earnings determined in accordance with GAAP for interest, taxes, depreciation and amortization, and certain charges or credits as permitted by our credit agreements, that were recorded during the periods presented. We define non-GAAP net debt as total debt, finance lease obligations and letters of credit, net of all cash and cash equivalents, as defined in the Fourth Amended Credit Facility on the balance sheet as of the end of the most recent fiscal quarter. We define non-GAAP net leverage ratio as non-GAAP net debt divided by last twelve months adjusted EBITDA per credit agreement. We define free cash flow as net cash provided by or used in operating activities less capital expenditures. We define adjusted free cash flow conversion as free cash flow divided by adjusted net earnings. Free cash flow and adjusted free cash flow conversion are used by investors, financial analysts, rating agencies and management to help evaluate the Company’s ability to generate cash to pursue incremental opportunities aimed toward enhancing shareholder value. Management believes the presentation of these financial measures reflecting these non-GAAP adjustments provides important supplemental information in evaluating the operating results of the Company as distinct from results that include items that are not indicative of ongoing operating results and overall business performance; in particular, those charges that the Company incurs as a result of restructuring activities, impairment of goodwill and indefinite-lived intangibles and other assets, acquisition activities and those charges and credits that are not directly related to operating unit performance, such as significant legal proceedings, amortization of intangible assets, tax valuation allowance changes, withholding tax from repatriation of prior period earnings, and impacts of changes or reform to income tax laws. Because these charges are not incurred as a result of ongoing operations, or are incurred as a result of a potential or previous acquisition, they are not as helpful a measure of the performance of our underlying business, particularly in light of their unpredictable nature and are difficult to forecast. Although we exclude the amortization of purchased intangibles from these non-GAAP measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

Income tax effects of non-GAAP adjustments are calculated using the applicable statutory tax rate for the jurisdictions in which the charges (benefits) are incurred, while taking into consideration any valuation allowances. For those items which are non-taxable, the tax expense (benefit) is calculated at 0%.

EnerSys does not provide a quantitative reconciliation of the Company’s projected range for adjusted diluted EPS and adjusted diluted EPS excluding (ex) IRC 45X benefit for the second quarter of fiscal 2026 to diluted earnings per share, which is the most directly comparable GAAP measure, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. EnerSys' adjusted diluted EPS and adjusted diluted EPS without IRC 45X benefit guidance for the second quarter of fiscal 2026 excludes certain items, including but not limited to certain non-cash, large and/or unpredictable charges and benefits, charges from restructuring and exit activities, impairment of goodwill and indefinite-lived intangibles, acquisition and disposition activities, legal judgments, settlements, or other matters, and tax positions, that are inherently uncertain and difficult to predict, can be dependent on future events that are less capable of being controlled or reliably predicted by management and are not part of the Company's routine operating activities can be dependent on future events that are less capable of being controlled or reliably predicted by management and are not part of the Company's routine operating activities. Due to the uncertainty of the occurrence or timing of these future excluded items, management cannot accurately forecast many of these items for internal use and therefore cannot create a quantitative adjusted diluted EPS and adjusted diluted EPS excluding (ex) IRC 45X benefit for the second quarter of fiscal 2026 to diluted earnings per share reconciliation without unreasonable efforts.

These non-GAAP disclosures have limitations as an analytical tool, should not be viewed as a substitute for operating earnings, Net earnings or net income determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Management believes that this non-GAAP supplemental information will be helpful in understanding the Company's ongoing operating results. This supplemental presentation should not be construed as an inference that the Company's future results will be unaffected by similar adjustments to Net earnings determined in accordance with GAAP.

A reconciliation of non-GAAP adjusted operating earnings is set forth in the table below, providing a reconciliation of non-GAAP adjusted operating earnings to the Company’s reported operating results for its business segments. Corporate and other includes amounts managed on a company-wide basis and not directly allocated to any reportable segments, primarily relating to IRA production tax credits. Also, included are start up costs for exploration of a new lithium plant as well as start-up operating expenses from the New Ventures operating segment.

Business Segment Operating Results

	Quarter ended
	($ millions)
	June 29, 2025
	Energy Systems	Motive Power	Specialty	Corporate and other	Total
Net Sales	$391.4	$349.1	$148.5	$4.0	$893.0

Operating Earnings	13.9	37.8	4.2	30.6	$86.5
Restructuring and other exit charges	1.1	4.8	—	—	5.9
Amortization	5.9	0.1	2.4	—	8.4
Accelerated Stock Compensation Expense	5.4	3.4	1.4	—	10.2
Other	1.1	0.6	1.6	—	3.3
Adjusted Operating Earnings	$27.4	$46.7	$9.6	$30.6	$114.3

Operating Margin	3.6%	10.8%	2.8%	NM	9.7%
Adjusted Operating Margin	7.0%	13.4%	6.5%	NM	12.8%

	Quarter ended
	($ millions)
	June 30, 2024
	Energy Systems	Motive Power	Specialty	Corporate and other	Total
Net Sales	$361.0	$366.2	$125.7	$—	$852.9

Operating Earnings	9.0	54.4	2.1	25.8	$91.3
Restructuring and other exit charges	3.8	1.4	0.7	—	5.9
Amortization	6.0	0.2	0.7	—	6.9
Other	0.2	—	1.4	—	1.6
Adjusted Operating Earnings	$19.0	$56.0	$4.9	$25.8	$105.7

Operating Margin	2.5%	14.9%	1.7%	NM	10.7%
Adjusted Operating Margin	5.3%	15.3%	3.9%	NM	12.4%

Increase (Decrease) as a % from prior year quarter	Energy Systems	Motive Power	Specialty	Corporate and other	Total
Net Sales	8.4%	(4.7)%	18.1%	NM	4.7%
Operating Earnings	53.5	(30.6)	104.0	18.4	(5.3)
Adjusted Operating Earnings	43.9	(16.6)	96.7	18.4	8.1
NM = Not Meaningful

Reconciliations of GAAP to Non-GAAP Financial Measures
(Unaudited)

The table below presents a reconciliation of Net Earnings to EBITDA and Adjusted EBITDA:

	Quarter ended
	($ millions)
	June 29, 2025	June 30, 2024
Net Earnings	57.5	$70.1
Depreciation	18.5	16.7
Amortization	8.4	6.9
Interest	11.3	11.0
Income Taxes	8.2	9.2
EBITDA	103.9	113.9
Non-GAAP adjustments	19.4	7.5
Adjusted EBITDA	$123.3	$121.4

The following table provides the non-GAAP adjustments shown in the reconciliation above:

	Quarter ended
	($ millions)
	June 29, 2025	June 30, 2024
Restructuring and other exit charges	5.9	5.9
Accelerated Stock Compensation Expense	10.2	—
Other	3.3	1.6
Non-GAAP adjustments	$19.4	$7.5

The table below presents a reconciliation of Gross Profit and Gross Margin to Gross Profit excluding (ex) IRC 45X and Gross Margin excluding (ex) IRC 45X:

	Quarter ended
	($ millions)
	June 29, 2025	June 30, 2024
Gross Profit	$253.2	$238.4
IRC 45X Benefit	38.1	32.5
Gross Profit ex 45X	215.1	205.9

Gross Margin	28.4%	28.0%
IRC 45X Benefit	4.3%	3.8%
Gross Margin ex 45X	24.1%	24.2%

The table below presents a reconciliation of Operating Cash Flow to Free Cash Flow and Free Cash Flow Conversion percentages:

	Quarter ended
	($ millions)
	June 29, 2025	June 30, 2024
Net cash provided by (used in) operating activities	$1.0	$10.4
Less Capital Expenditures	(33.0)	(36.1)
Free Cash Flow	(32.1)	(25.7)

	Quarter ended
	($ millions)
	June 29, 2025	June 30, 2024
Net cash provided by (used in) operating activities	$1.0	$10.4
Net earnings	57.5	70.1
Operating cash flow conversion %	1.7%	14.8%

Free Cash Flow	(32.1)	(25.7)
Net earnings	57.5	70.1
Free cash flow conversion %	(55.8)%	(36.7)%

The following table provides a reconciliation of Net earnings to EBITDA (non-GAAP) and adjusted EBITDA (non-GAAP) per credit agreement for June 29, 2025 and June 30, 2024 to calculate our net leverage ratio, in connection with the Fourth Amended Credit Facility:

	Last twelve months
	June 29, 2025	June 30, 2024
	(in millions, except ratios)
Net earnings as reported	$351.1	$272.4
Add back:
Depreciation and amortization	104.2	$92.9
Interest expense	49.5	$45.2
Income tax expense	43.8	26.1
EBITDA (non-GAAP)	$548.6	$436.6
Adjustments per credit agreement definitions(1)	67.4	81.5
Adjusted EBITDA (non-GAAP) per credit agreement(1)	$616.0	518.1
Total net debt(2)	$963.7	564.8
Leverage ratios:
Total net debt/credit adjusted EBITDA ratio	1.6 X	1.1 X

(1)The $67.4 million adjustment to EBITDA in the last twelve months ending June 29, 2025 primarily related to $38.4 million of non-cash stock compensation, $22.7 million of restructuring and other exit charges, impairment of indefinite-lived intangibles and write-down of other current assets of $5.5 million. The $81.5 million adjustment to EBITDA in the last twelve months ending June 30, 2024 primarily related to $29.7 million of non-cash stock compensation, $40.4 million of restructuring and other exit charges, impairment of indefinite-lived intangibles and write-down of other current assets of $10.5 million.
(2)Debt includes finance lease obligations and letters of credit and is net of all U.S. cash and cash equivalents and foreign cash and investments, as defined in the Fourth Amended Credit Facility. In the last twelve months ending June 29, 2025 and June 30, 2024, the amounts deducted in the calculation of net debt were U.S. cash and cash equivalents and foreign cash investments of $346.7 million, and in fiscal 2024, were $344.1 million.

Included below is a reconciliation of historical non-GAAP adjusted Net earnings to reported amounts. Non-GAAP adjusted operating earnings and historical Net earnings are calculated excluding restructuring and other highlighted charges and credits. The following tables provide additional information regarding certain non-GAAP measures:

	Quarter ended
	(in millions, except share and per share amounts)
	June 29, 2025		June 30, 2024
Net earnings reconciliation
As reported Net Earnings	$57.5		$70.1
Non-GAAP adjustments:
Restructuring and other exit charges	5.9	(1)	5.9	(1)
Amortization of identified intangible assets	8.4	(2)	6.9	(2)
Accelerated Stock Compensation Expense	10.2	(3)	—
Other	3.3	(4)	1.6	(4)
Income tax effect of above non-GAAP adjustments	(3.7)		(3.5)
Non-GAAP adjusted Net earnings	$81.6		$81.0

Net Earnings excluding (ex) IRC 45X benefit
As Reported Net Earnings	$57.5		$70.1
IRC 45X Benefit	38.1		32.5
Reported Net Earnings excluding (ex) IRC 45X benefit	$19.4		$37.6

Non-GAAP adjusted Net Earnings excluding (ex) IRC 45X benefit
Non-GAAP Adjusted Net Earnings	$81.6		$81.0
IRC 45X Benefit	38.1		32.5
Non-GAAP adjusted Net Earnings excluding (ex) IRC 45X benefit	$43.5		$48.5

Outstanding shares used in per share calculations
Basic	38,798,263		40,204,013
Diluted	39,295,773		40,986,116

Reported Net earnings (Loss) per share:
Basic	$1.48		$1.74
Diluted	$1.46		$1.71
Dividends per common share	$0.24		$0.225

Non-GAAP adjusted Net earnings per share:
Basic	$2.10		$2.01
Diluted	$2.08		$1.98

Reported Net Earnings (Loss) per share excluding (ex) IRC 45X benefit
Basic	$0.50		$0.94
Diluted	$0.49		$0.92

Non-GAAP adjusted Net Earnings (Loss) per share excluding (ex) IRC 45X benefit
Basic	$1.12		$1.21
Diluted	$1.11		$1.18

The following table provides the line of business allocation of the non-GAAP adjustments of items relating operating earnings (that are allocated to lines of business) shown in the reconciliation above:

	Quarter ended
	($ millions)
	June 29, 2025	June 30, 2024
	Pre-tax	Pre-tax
(1) Restructuring and other exit charges - Energy Systems	1.1	3.8
(1) Restructuring and other exit charges - Motive Power	4.8	1.4
(1) Restructuring and other exit charges - Specialty	—	0.7
(3) Accelerated stock compensation expense - Energy Systems	5.4	—
(3) Accelerated stock compensation expense - Motive Power	3.4	—
(3) Accelerated stock compensation expense - Specialty	1.4	—
(2) Amortization of identified intangible assets - Energy Systems	5.9	6.0
(2) Amortization of identified intangible assets - Motive Power	0.1	0.2
(2) Amortization of identified intangible assets - Specialty	2.4	0.7
(4) Other - Energy Systems	1.1	0.2
(4) Other - Motive Power	0.6	—
(4) Other - Specialty	1.6	1.4
Total Non-GAAP adjustments	$27.8	$14.4